Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333‑52765 and 333-176401) on Form S-8 of Fastenal Company of our report dated June 6, 2024, with respect to the financial statements and the supplemental schedule Form 5500, Schedule H, Part IV, Line 4i - Schedule of Assets (Held at End of Year), of the Fastenal Company & Subsidiaries 401(k) and Employee Stock Ownership Plan.
/s/ KPMG LLP
Des Moines, Iowa
June 6, 2024